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                                                 Exhibit 10(h)

       AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN OF
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             THE BANK OF NEW YORK COMPANY, INC.
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     WHEREAS, the 1993 Long-Term Incentive Plan of The Bank of
New York Company, Inc. (the "Plan") was adopted by the Board of
Directors of The Bank of New York Company, Inc. (the "Company"), effective as of January 1, 1993; and

     WHEREAS, Section 17 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time; and

     WHEREAS, the Board of Directors of the Company desires to adopt an amendment to the Plan.

     NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended in the following respects, effective as of January 14, 1997:

1. Section 2 of the Plan is amended by the addition of the following prior to the definition of "Exchange Act":

         "Covered Employee" means, at the time of an Award (or such other time as required or permitted by Section
     162(m) of the Internal Revenue Code) (i) the Company's
     Chief Executive Officer (or an individual acting in such capacity), (ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

2. Section 3 of the Plan is amended by amending the second paragraph thereof to read as follows:

     Shares of Stock subject to an Award that, in whole or in part, expires unexercised or that is forfeited, terminated or canceled or is paid in cash in lieu of Stock, and shares of Common Stock owned by the Participant that are tendered to pay for the exercise of a stock option in accordance with
     Section 7 shall thereafter again be available for grant under the Plan.

3.   Section 6 of the Plan is amended by inserting the words
"stock awards," immediately preceding the words "stock options" in the first sentence thereof.

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4.   Sections 7 through 18 of the Plan are renumbered as Sections
8 through 19, respectively, and a new Section 7 is added to the Plan to read as follows:

     7. STOCK AWARDS. Awards of Stock may be granted in the form of actual shares of Common Stock. At the discretion of the Committee, a stock certificate may be issued in respect of Stock Awards or a book entry of the Stock Award may be made. If a certificate is issued, such certificate shall be registered in the name of and be delivered to the Participant. Full ownership of such shares, whether issued in the form of a certificate or in book entry, including the right to vote and receive dividends, shall immediately vest in such Participant.

5. Section 8 (as renumbered) is amended by the addition of the following at the end thereof:

      In no event may any Participant receive stock options with respect to more than 500,000 shares of Stock in any calendar year beginning after December 31, 1996, increased in each subsequent calendar year by the difference between 500,000 and the number of shares subject to stock options granted to the Participant under the Plan in each calendar year after December 31, 1996.

6. Section 10 (as renumbered) is amended by the addition of the following at the end thereof:

          Awards of performance shares to a Covered Employee shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement
      (i) by the Company or a business unit of a specified target operating or net income or return on assets, (ii) by the Company or a business unit of specified target earnings per share or return on equity, (iii) of a targeted total shareholder return or (iv) any combination of the conditions set forth in (i) and (ii) above. If an Award of performance shares is made on such basis, the Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162 (m) of the Internal Revenue Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of performance shares subject to any Award to a Covered Employee is 300,000 for each 12 months during the performance period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of Shares at the closing price on the last trading day of the performance period). For purposes of the immediately preceding sentence, "trading day" shall mean a day in which the Shares are traded on the New York Stock Exchange. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of employment prior to the end of

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      the performance period for any reason, such Award will be
      payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.

7. Section 15 of the Plan (as renumbered) is amended by the addition of the following at the end thereof:

     Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan,
     (i) the term "immediate family" shall mean the Participant's spouse and issue (including adopted and step children) and
     (ii) the phrase "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of
     Section 162(m) of the Internal Revenue Code.

     IN WITNESS WHEREOF, The Bank of New York Company, Inc. has
caused this Amendment to be executed by its duly authorized
officers this 14th  day of January, 1997.
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                                   /s/ Alan R. Griffith
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ATTEST:

/s/ Jacqueline R. McSwiggan
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     Assistant Secretary